Exhibit 99.1

NEWS RELEASE

Momentum Accelerates. Cash Flow Improves. Nabors 2Q 2026 Results

HAMILTON, Bermuda, July 28, 2026 /PRNewswire/ - Nabors Industries Ltd. (“Nabors” or the “Company”) (NYSE: NBR) today reported second quarter 2026 operating revenues of $815 million, an increase of approximately 4% from the first quarter. Net loss attributable to Nabors’ shareholders for the quarter was $22 million. Adjusted EBITDA for the second quarter was $222 million.

Nabors’ second quarter results reflected continued momentum across the international drilling franchise, strengthening Lower 48 activity, and higher free cash flow, supported by disciplined capital allocation and expanding technology adoption.

Selected Financial Information

(In millions, except rig activity)

	Three Months Ended
	June 30,	March 31,	June 30,
	2026	2026	2025
Operating revenues	$814.8	$783.5	$832.8
Adjusted EBITDA	$221.7	$204.8	$248.5
Adjusted operating income	$61.1	$48.6	$73.4
Adjusted free cash flow	$12.3	$(48.2)	$40.6
Average rigs working:
Lower 48	67.8	65.3	62.4
International Drilling	93.4	92.6	85.9
Average total rigs working	171.2	167.9	158.3

The quarter ended June 30, 2025 includes revenue of $63 million, EBITDA of $37 million, and operating income of $26 million from Quail Tools, which was sold in August 2025.

2Q 2026 Highlights

o	The SANAD land drilling joint venture deployed one newbuild rig in the Kingdom of Saudi Arabia, bringing total newbuild deployments to 16. Three more are scheduled for 2026. In addition, SANAD reactivated another previously suspended rig.

NEWS RELEASE

o	Nabors added five rigs in the Lower 48 during the second quarter. One of these is drilling Quaise Energy’s Project Obsidian, the first commercial superhot geothermal development. The Company’s working rig count in this market currently stands at 73, bringing the increase to 15 rigs since November 2025.
o	Two of the additional rigs in the Lower 48 were Nabors PACE-X Ultra® rigs. The PACE-X Ultra® combines upgraded drilling capabilities, integrated automation and managed pressure drilling to enable operators to drill increasingly complex wells.
o	Canrig deployed the first Canrig TITAN™ (“Titan”) fully-automated rig floor wrench, with field results exceeding high performance targets. Titan is designed to deliver greater accuracy, faster speed, and lower cost of ownership than competing units.

Anthony G. Petrello, Nabors Chairman, CEO and President, commented, “Second quarter results reflected another quarter of solid operational and financial progress. All our operating segments exceeded the targets we set.

“In the Lower 48 market, Nabors’ average rig count grew and we exceeded the expected exit rate. At the same time, daily gross margin outperformed our guidance. We also gained market share and extended the duration of our contract backlog. Our strategy continues to align us with customers that prioritize high-specification rigs, integrated technology and consistent operating execution in increasingly complex drilling environments.

“In our International Drilling segment, we maintained reliable operations across the Gulf markets in the Middle East. In Saudi Arabia our SANAD joint venture added two rigs, including a previously suspended rig that returned to service. Daily gross margin improved through greater operating efficiency in several geographies and additional SANAD deployments.

“Drilling Solutions’ Lower 48 business delivered double-digit sequential revenue growth in the second quarter, with contributions on Nabors rigs as well as third-party rigs. Performance Software, RigCLOUD®, and Managed Pressure Drilling led this growth.”

Segment Results

International Drilling adjusted EBITDA was $131 million in the second quarter, compared to $121 million in the first quarter. Daily adjusted gross margin for the second quarter increased by more than $650 from the first quarter, to $17,534. This increase reflects stronger execution, and contributions from SANAD newbuild deployments.

The U.S. Drilling segment reported second quarter adjusted EBITDA of $94 million, compared to $88 million in the previous quarter. Lower 48 results improved as daily margin expanded 5% and the working fleet grew 4%. As expected, results from Offshore and Alaska operations declined sequentially.

NEWS RELEASE

Drilling Solutions adjusted EBITDA was $40 million, compared to $39 million in the first quarter. Growth in the Lower 48 market was partially offset by slightly lower international activity, mainly attributable to Surface & Tubular.

Rig Technologies adjusted EBITDA increased to $3 million, compared to $1 million in the previous quarter. Aftermarket revenue accelerated sequentially, reflecting higher customer activity. Capital Equipment revenue also improved as deliveries increased.

Adjusted Free Cash Flow

Consolidated adjusted free cash flow was $12 million in the second quarter. Adjusted free cash flow improved $60 million sequentially, reflecting higher profitability, lower cash interest payments, and seasonal working-capital movements.

Miguel Rodriguez, Nabors CFO, stated, “In the second quarter we delivered free cash flow slightly higher than our expectations. Capital spending for SANAD’s newbuild program was lower than forecast, as the timing of a few construction milestones was delayed. Outside SANAD, working capital consumed more cash than expected, impacting free cash flow.

“Our full-year outlook for rig count in the Lower 48 has once again increased. We now expect to exit the third quarter with approximately 74 rigs running and to expand slightly from that level through the remainder of the year. Our revised full-year consolidated capital spending now totals $710 to $730 million, a $25 million reduction at the midpoint of our previous range. For the SANAD newbuild program, capital spending is expected to be in the range of $325 to $335 million. Previously the range was $360 to $380 million.

“We now expect full-year adjusted EBITDA of $920 to $930 million and full-year adjusted free cash flow of $20 to $30 million. This outlook includes expected free cash flow consumption at SANAD of $60 to $80 million. Our priority remains reducing debt and further strengthening the balance sheet while supporting profitable growth, which we believe positions Nabors to enhance long-term shareholder value.”

Outlook

Nabors expects the following metrics for the third quarter of 2026:

U.S. Drilling

o	Lower 48 average rig count of 73 rigs
o	Lower 48 daily adjusted gross margin of approximately $13,800
o	Alaska and Gulf of America combined adjusted EBITDA of approximately $11 million

International

o	Average rig count of 94 - 96 rigs
o	Daily adjusted gross margin of $18,100 - $18,400

NEWS RELEASE

Drilling Solutions

o	Adjusted EBITDA of approximately $42 million

Rig Technologies

o	Adjusted EBITDA of $5 - $6 million

Capital Expenditures

o	Capital expenditures of $245 - $255 million, including approximately $130 million for SANAD newbuilds in Saudi Arabia

Adjusted Free Cash Flow

o	Adjusted free cash flow consumption of approximately $40 million, including free cash consumption at SANAD of approximately $65 million

Mr. Petrello concluded, “Our performance through the first half of the year has exceeded our expectations. As we look forward, we anticipate second-half adjusted EBITDA to reach an annualized run-rate of $1 billion. Contracted rig additions across our drilling businesses provide strong visibility into that outlook. At the same time, prudent capital allocation should support free cash flow expansion and further strengthening of the balance sheet.”

NEWS RELEASE

About Nabors Industries

Nabors Industries (NYSE: NBR) is a leading provider of advanced technology for the energy industry. With operations in approximately 20 countries, Nabors has established a global network of people, technology and equipment to deploy solutions that deliver safe, efficient and responsible energy production. By leveraging its core competencies, particularly in drilling, engineering, automation, data science and manufacturing, Nabors aims to innovate the future of energy and enable the transition to a lower-carbon world. Learn more about Nabors and its energy technology leadership: www.nabors.com.

Forward-looking Statements

The information included in this press release includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such forward-looking statements are subject to a number of risks and uncertainties, as disclosed by Nabors from time to time in its filings with the Securities and Exchange Commission. As a result of these factors, Nabors' actual results may differ materially from those indicated or implied by such forward-looking statements. The forward-looking statements contained in this press release reflect management's estimates and beliefs as of the date of this press release. Nabors does not undertake to update these forward-looking statements.

Non-GAAP Disclaimer

This press release presents certain “non-GAAP” financial measures. The components of these non-GAAP measures are computed by using amounts that are determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Adjusted operating income (loss) represents income (loss) before income taxes, interest expense, investment income (loss), gain on bargain purchase, and other, net. Adjusted EBITDA is computed similarly, but also excludes depreciation and amortization expenses. Adjusted gross margin represents adjusted operating income (loss) plus general and administrative costs, research and engineering costs and depreciation and amortization. In addition, adjusted EBITDA and adjusted operating income (loss) exclude certain cash expenses that the Company is obligated to make. Net debt is calculated as total debt minus the sum of cash, cash equivalents and short-term investments.

Adjusted free cash flow represents net cash provided by operating activities less cash used for capital expenditures, net of proceeds from sales of assets, and before cash paid for acquisition-related costs. Management believes that adjusted free cash flow is an important liquidity measure for the Company and that it is useful to investors and management as a measure of the Company’s ability to generate cash flow, after reinvesting in the Company for future growth, that could be available for paying down debt or other financing cash flows, such as dividends to shareholders. Adjusted free cash flow does not represent the residual cash flow available for discretionary expenditures. Adjusted free cash flow is a non-GAAP financial measure that should be considered in addition to, not as a substitute for or superior to, cash flow from operations reported in accordance with GAAP.

NEWS RELEASE

Each of these non-GAAP measures has limitations and therefore should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. However, management evaluates the performance of its operating segments and the consolidated Company based on several criteria, including Adjusted EBITDA, adjusted operating income (loss), net debt, and adjusted free cash flow, because it believes that these financial measures accurately reflect the Company’s ongoing profitability, performance and liquidity. Securities analysts and investors also use these measures as some of the metrics on which they analyze the Company’s performance. Other companies in this industry may compute these measures differently. Reconciliations of consolidated adjusted EBITDA and adjusted operating income (loss) to income (loss) before income taxes, net debt to total debt, and adjusted free cash flow to net cash provided by operations, which are their nearest comparable GAAP financial measures, are included in the tables at the end of this press release. We do not provide a forward-looking reconciliation of our outlook for Segment Adjusted EBITDA, Segment Gross Margin or Adjusted Free Cash Flow, as the amount and significance of items required to develop meaningful comparable GAAP financial measures cannot be estimated at this time without unreasonable efforts. These special items could be meaningful.

Investor Contacts:  William C. Conroy, CFA, Vice President of Corporate Development & Investor Relations, +1 281-775-2423 or via email william.conroy@nabors.com, or Kara Peak, Director of Corporate Development & Investor Relations, +1 281-775-4954 or via email kara.peak@nabors.com. To request investor materials, contact Nabors' corporate headquarters in Hamilton, Bermuda at +441-292-1510 or via email mark.andrews@nabors.com

NABORS INDUSTRIES LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
(In thousands, except per share amounts)	2026	2025	2026	2026	2025
Revenues and other income:
Operating revenues	$814,795	$832,788	$783,548	$1,598,343	$1,568,974
Investment income (loss)	2,131	6,129	2,887	5,018	12,725
Total revenues and other income	816,926	838,917	786,435	1,603,361	1,581,699

Costs and other deductions:
Direct costs	507,551	488,881	493,469	1,001,020	936,181
General and administrative expenses	71,375	82,726	71,760	143,135	151,232
Research and engineering	14,209	12,722	13,506	27,715	26,757
Depreciation and amortization	160,549	175,061	156,186	316,735	329,699
Interest expense	42,678	56,081	43,761	86,439	110,407
Gain on bargain purchase	-	(3,500)	-	-	(116,499)
Other, net	5,682	6,074	(13,393)	(7,711)	50,864
Total costs and other deductions	802,044	818,045	765,289	1,567,333	1,488,641

Income (loss) before income taxes	14,882	20,872	21,146	36,028	93,058
Income tax expense (benefit)	16,405	23,077	16,884	33,289	38,084

Net income (loss)	(1,523)	(2,205)	4,262	2,739	54,974
Less: Net (income) loss attributable to noncontrolling interest	(20,807)	(28,705)	(19,428)	(40,235)	(52,896)
Net income (loss) attributable to Nabors	$(22,330)	$(30,910)	$(15,166)	$(37,496)	$2,078

Earnings (losses) per share:
Basic	$(2.04)	$(2.71)	$(1.54)	$(3.58)	$(1.01)
Diluted	$(2.04)	$(2.71)	$(1.54)	$(3.58)	$(1.01)

Weighted-average number of common shares outstanding:
Basic	14,273	14,083	14,213	14,243	12,271
Diluted	14,273	14,083	14,213	14,243	12,271

Adjusted EBITDA	$221,660	$248,459	$204,813	$426,473	$454,804

Adjusted operating income (loss)	$61,111	$73,398	$48,627	$109,738	$125,105

NABORS INDUSTRIES LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30,	March 31,	December 31,
(In thousands)	2026	2026	2025
ASSETS
Current assets:
Cash and short-term investments	$509,833	$500,853	$940,738
Accounts receivable, net	443,417	417,717	391,705
Other current assets	243,929	234,031	219,130
Total current assets	1,197,179	1,152,601	1,551,573
Property, plant and equipment, net	2,908,061	2,914,886	2,920,019
Other long-term assets	314,705	318,149	318,065
Total assets	$4,419,945	$4,385,636	$4,789,657

LIABILITIES AND EQUITY
Current liabilities:
Current debt	$-	$-	$377,492
Trade accounts payable	365,472	322,837	300,467
Other current liabilities	268,167	262,378	315,042
Total current liabilities	633,639	585,215	993,001
Long-term debt	2,120,276	2,118,729	2,117,187
Other long-term liabilities	224,152	240,163	241,826
Total liabilities	2,978,067	2,944,107	3,352,014

Redeemable noncontrolling interest in subsidiary	495,886	489,129	482,446

Equity:
Shareholders' equity	544,128	568,942	590,727
Noncontrolling interest	401,864	383,458	364,470
Total equity	945,992	952,400	955,197
Total liabilities and equity	$4,419,945	$4,385,636	$4,789,657

NABORS INDUSTRIES LTD. AND SUBSIDIARIES

SEGMENT REPORTING

(Unaudited)

The following tables set forth certain information with respect to our reportable segments and rig activity:

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
(In thousands, except rig activity)	2026	2025	2026	2026	2025
Operating revenues:
U.S. Drilling	$252,459	$255,438	$241,144	$493,603	$486,184
International Drilling	432,497	384,970	419,496	851,993	766,688
Drilling Solutions	110,640	170,283	106,222	216,862	263,462
Rig Technologies (1)	37,485	36,527	27,222	64,707	80,692
Other reconciling items (2)	(18,286)	(14,430)	(10,536)	(28,822)	(28,052)
Total operating revenues	$814,795	$832,788	$783,548	$1,598,343	$1,568,974

Adjusted EBITDA: (3)
U.S. Drilling	$94,081	$101,821	$88,065	$182,146	$194,532
International Drilling	130,533	117,658	121,281	251,814	233,144
Drilling Solutions	40,013	76,501	38,662	78,675	117,354
Rig Technologies (1)	3,180	5,174	505	3,685	10,737
Other reconciling items (4)	(46,147)	(52,695)	(43,700)	(89,847)	(100,963)
Total adjusted EBITDA	$221,660	$248,459	$204,813	$426,473	$454,804

Adjusted operating income (loss): (5)
U.S. Drilling	$30,961	$39,788	$24,624	$55,585	$71,387
International Drilling	45,860	36,051	40,757	86,617	69,009
Drilling Solutions	32,125	50,365	31,872	63,997	83,278
Rig Technologies (1)	1,497	1,721	(1,888)	(391)	6,056
Other reconciling items (4)	(49,332)	(54,527)	(46,738)	(96,070)	(104,625)
Total adjusted operating income (loss)	$61,111	$73,398	$48,627	$109,738	$125,105

Rig activity:
Average Rigs Working: (7)
Lower 48	67.8	62.4	65.3	66.5	61.5
Other US	10.0	10.0	10.0	10.0	8.8
U.S. Drilling	77.8	72.4	75.3	76.5	70.3
International Drilling	93.4	85.9	92.6	93.0	85.4
Total average rigs working	171.2	158.3	167.9	169.5	155.7

Daily Rig Revenue: (6),(8)
Lower 48	$33,555	$33,466	$32,653	$33,115	$33,995
Other US	50,073	71,814	54,646	52,346	67,306
U.S. Drilling (10)	35,680	38,761	35,573	35,627	38,180
International Drilling	50,860	49,263	50,351	50,608	49,575

Daily Adjusted Gross Margin: (6),(9)
Lower 48	$13,784	$13,902	$13,177	$13,488	$14,085
Other US	17,318	32,073	19,559	18,432	31,340
U.S. Drilling (10)	14,238	16,411	14,024	14,134	16,253
International Drilling	17,534	17,534	16,880	17,211	17,478

(1)	Includes our oilfield equipment manufacturing activities.

(2)	Represents the elimination of inter-segment transactions related to our Rig Technologies operating segment.

(3)	Adjusted EBITDA represents net income (loss) before income tax expense (benefit), investment income (loss), interest expense, gain on bargain purchase, other, net and depreciation and amortization. Adjusted EBITDA is a non-GAAP financial measure and should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. In addition, adjusted EBITDA excludes certain cash expenses that the Company is obligated to make. However, management evaluates the performance of its operating segments and the consolidated Company based on several criteria, including adjusted EBITDA and adjusted operating income (loss), because it believes that these financial measures accurately reflect the Company’s ongoing profitability and performance. Securities analysts and investors use this measure as one of the metrics on which they analyze the Company’s performance. Other companies in this industry may compute these measures differently. A reconciliation of this non-GAAP measure to net income (loss), which is the most closely comparable GAAP measure, is provided in the table set forth immediately following the heading "Reconciliation of Non-GAAP Financial Measures to Net Income (Loss)".

(4)	Represents the elimination of inter-segment transactions and unallocated corporate expenses.

(5)	Adjusted operating income (loss) represents net income (loss) before income tax expense (benefit), investment income (loss), interest expense, gain on bargain purchase and other, net. Adjusted operating income (loss) is a non-GAAP financial measure and should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. In addition, adjusted operating income (loss) excludes certain cash expenses that the Company is obligated to make. However, management evaluates the performance of its operating segments and the consolidated Company based on several criteria, including adjusted EBITDA and adjusted operating income (loss), because it believes that these financial measures accurately reflect the Company’s ongoing profitability and performance. Securities analysts and investors use this measure as one of the metrics on which they analyze the Company’s performance. Other companies in this industry may compute these measures differently. A reconciliation of this non-GAAP measure to net income (loss), which is the most closely comparable GAAP measure, is provided in the table set forth immediately following the heading "Reconciliation of Non-GAAP Financial Measures to Net Income (Loss)".

(6)	Rig revenue days represents the number of days the Company's rigs are contracted and performing under a contract during the period. These would typically include days in which operating, standby and move revenue is earned.

(7)	Average rigs working represents a measure of the average number of rigs operating during a given period. For example, one rig operating 45 days during a quarter represents approximately 0.5 average rigs working for the quarter. On an annual period, one rig operating 182.5 days represents approximately 0.5 average rigs working for the year. Average rigs working can also be calculated as rig revenue days during the period divided by the number of calendar days in the period.

(8)	Daily rig revenue represents operating revenue, divided by the total number of revenue days during the quarter.

(9)	Daily adjusted gross margin represents operating revenue less direct costs, divided by the total number of rig revenue days during the quarter.

(10)	The U.S. Drilling segment includes the Lower 48, Alaska, and Gulf of Mexico operating areas.

NABORS INDUSTRIES LTD. AND SUBSIDIARIES

Reconciliation of Earnings per Share

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
(in thousands, except per share amounts)	2026	2025	2026	2026	2025
BASIC EPS:
Net income (loss) (numerator):
Income (loss), net of tax	$(1,523)	$(2,205)	$4,262	$2,739	$54,974
Less: net (income) loss attributable to noncontrolling interest	(20,807)	(28,705)	(19,428)	(40,235)	(52,896)
Less: accrued distribution on redeemable noncontrolling interest in subsidiary	(6,757)	(7,264)	(6,683)	(13,440)	(14,448)
Numerator for basic earnings per share:
Adjusted income (loss), net of tax - basic	$(29,087)	$(38,174)	$(21,849)	$(50,936)	$(12,370)

Weighted-average number of shares outstanding - basic	14,273	14,083	14,213	14,243	12,271
Earnings (losses) per share:
Total Basic	$(2.04)	$(2.71)	$(1.54)	$(3.58)	$(1.01)

DILUTED EPS:
Adjusted income (loss), net of tax - diluted	$(29,087)	$(38,174)	$(21,849)	$(50,936)	$(12,370)

Weighted-average number of shares outstanding - diluted	14,273	14,083	14,213	14,243	12,271
Earnings (losses) per share:
Total Diluted	$(2.04)	$(2.71)	$(1.54)	$(3.58)	$(1.01)

NABORS INDUSTRIES LTD. AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURES

RECONCILIATION OF ADJUSTED EBITDA BY SEGMENT TO ADJUSTED OPERATING INCOME (LOSS) BY SEGMENT

(Unaudited)

	Three Months Ended June 30, 2026
(In thousands)	U.S. Drilling	International Drilling	Drilling Solutions	Rig Technologies	Other reconciling items	Total
Adjusted operating income (loss)	$30,961	$45,860	$32,125	$1,497	$(49,332)	$61,111
Depreciation and amortization	63,120	84,673	7,888	1,683	3,185	160,549
Adjusted EBITDA	$94,081	$130,533	$40,013	$3,180	$(46,147)	$221,660

	Three Months Ended June 30, 2025
	U.S. Drilling	International Drilling	Drilling Solutions	Rig Technologies	Other reconciling items	Total
Adjusted operating income (loss)	$39,788	$36,051	$50,365	$1,721	$(54,527)	$73,398
Depreciation and amortization	62,033	81,607	26,136	3,453	1,832	175,061
Adjusted EBITDA	$101,821	$117,658	$76,501	$5,174	$(52,695)	$248,459

	Three Months Ended March 31, 2026
	U.S. Drilling	International Drilling	Drilling Solutions	Rig Technologies	Other reconciling items	Total
Adjusted operating income (loss)	$24,624	$40,757	$31,872	$(1,888)	$(46,738)	$48,627
Depreciation and amortization	63,441	80,524	6,790	2,393	3,038	156,186
Adjusted EBITDA	$88,065	$121,281	$38,662	$505	$(43,700)	$204,813

	Six Months Ended June 30, 2026
	U.S. Drilling	International Drilling	Drilling Solutions	Rig Technologies	Other reconciling items	Total
Adjusted operating income (loss)	$55,585	$86,617	$63,997	$(391)	$(96,070)	$109,738
Depreciation and amortization	126,561	165,197	14,678	4,076	6,223	316,735
Adjusted EBITDA	$182,146	$251,814	$78,675	$3,685	$(89,847)	$426,473

	Six Months Ended June 30, 2025
	U.S. Drilling	International Drilling	Drilling Solutions	Rig Technologies	Other reconciling items	Total
Adjusted operating income (loss)	$71,387	$69,009	$83,278	$6,056	$(104,625)	$125,105
Depreciation and amortization	123,145	164,135	34,076	4,681	3,662	329,699
Adjusted EBITDA	$194,532	$233,144	$117,354	$10,737	$(100,963)	$454,804

NABORS INDUSTRIES LTD. AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURES

RECONCILIATION OF ADJUSTED GROSS MARGIN BY SEGMENT TO ADJUSTED OPERATING INCOME (LOSS) BY SEGMENT

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
(In thousands)	2026	2025	2026	2026	2025
Lower 48 - U.S. Drilling
Adjusted operating income (loss)	$24,722	$21,515	$17,405	$42,127	$40,510
Plus: General and administrative costs	4,974	4,481	5,324	10,298	9,298
Plus: Research and engineering	1,198	888	1,143	2,341	1,711
GAAP Gross Margin	30,894	26,884	23,872	54,766	51,519
Plus: Depreciation and amortization	54,093	52,080	53,595	107,688	105,305
Adjusted gross margin	$84,987	$78,964	$77,467	$162,454	$156,824

Other - U.S. Drilling
Adjusted operating income (loss)	$6,239	$18,273	$7,219	$13,458	$30,877
Plus: General and administrative costs	407	896	458	865	1,301
Plus: Research and engineering	86	64	80	166	126
GAAP Gross Margin	6,732	19,233	7,757	14,489	32,304
Plus: Depreciation and amortization	9,027	9,953	9,846	18,873	17,840
Adjusted gross margin	$15,759	$29,186	$17,603	$33,362	$50,144

U.S. Drilling
Adjusted operating income (loss)	$30,961	$39,788	$24,624	$55,585	$71,387
Plus: General and administrative costs	5,381	5,377	5,782	11,163	10,599
Plus: Research and engineering	1,284	952	1,223	2,507	1,837
GAAP Gross Margin	37,626	46,117	31,629	69,255	83,823
Plus: Depreciation and amortization	63,120	62,033	63,441	126,561	123,145
Adjusted gross margin	$100,746	$108,150	$95,070	$195,816	$206,968

International Drilling
Adjusted operating income (loss)	$45,860	$36,051	$40,757	$86,617	$69,009
Plus: General and administrative costs	16,748	17,867	17,609	34,357	34,245
Plus: Research and engineering	1,826	1,499	1,749	3,575	2,913
GAAP Gross Margin	64,434	55,417	60,115	124,549	106,167
Plus: Depreciation and amortization	84,673	81,607	80,524	165,197	164,135
Adjusted gross margin	$149,107	$137,024	$140,639	$289,746	$270,302

Adjusted gross margin by segment represents adjusted operating income (loss) plus general and administrative costs, research and engineering costs and depreciation and amortization.

NABORS INDUSTRIES LTD. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO NET INCOME (LOSS)

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
(In thousands)	2026	2025	2026	2026	2025
Net income (loss)	$(1,523)	$(2,205)	$4,262	$2,739	$54,974
Income tax expense (benefit)	16,405	23,077	16,884	33,289	38,084
Income (loss) before income taxes	14,882	20,872	21,146	36,028	93,058
Investment (income) loss	(2,131)	(6,129)	(2,887)	(5,018)	(12,725)
Interest expense	42,678	56,081	43,761	86,439	110,407
Gain on bargain purchase	-	(3,500)	-	-	(116,499)
Other, net	5,682	6,074	(13,393)	(7,711)	50,864
Adjusted operating income (loss) (1)	61,111	73,398	48,627	109,738	125,105
Depreciation and amortization	160,549	175,061	156,186	316,735	329,699
Adjusted EBITDA (2)	$221,660	$248,459	$204,813	$426,473	$454,804

(1) Adjusted operating income (loss) represents net income (loss) before income tax expense (benefit), investment income (loss), interest expense, gain on bargain purchase and other, net. Adjusted operating income (loss) is a non-GAAP financial measure and should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. In addition, adjusted operating income (loss) excludes certain cash expenses that the Company is obligated to make. However, management evaluates the performance of its operating segments and the consolidated Company based on several criteria, including adjusted EBITDA and adjusted operating income (loss), because it believes that these financial measures accurately reflect the Company’s ongoing profitability and performance.  Securities analysts and investors use this measure as one of the metrics on which they analyze the Company’s performance. Other companies in this industry may compute these measures differently.

(2) Adjusted EBITDA represents net income (loss) before income tax expense (benefit), investment income (loss), interest expense, gain on bargain purchase, other, net and depreciation and amortization. Adjusted EBITDA is a non-GAAP financial measure and should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. In addition, adjusted EBITDA excludes certain cash expenses that the Company is obligated to make. However, management evaluates the performance of its operating segments and the consolidated Company based on several criteria, including adjusted EBITDA and adjusted operating income (loss), because it believes that these financial measures accurately reflect the Company’s ongoing profitability and performance. Securities analysts and investors use this measure as one of the metrics on which they analyze the Company’s performance. Other companies in this industry may compute these measures differently.

NABORS INDUSTRIES LTD. AND SUBSIDIARIES

RECONCILIATION OF NET DEBT TO TOTAL DEBT

(Unaudited)

	June 30,	March 31,	December 31,
(In thousands)	2026	2026	2025
Current debt	$-	$-	$377,492
Long-term debt	2,120,276	2,118,729	2,117,187
Total Debt	2,120,276	2,118,729	2,494,679
Less: Cash and short-term investments	509,833	500,853	940,738
Net Debt	$1,610,443	$1,617,876	$1,553,941

NABORS INDUSTRIES LTD. AND SUBSIDIARIES

RECONCILIATION OF ADJUSTED FREE CASH FLOW TO

NET CASH PROVIDED BY OPERATING ACTIVITIES

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
(In thousands)	2026	2025	2026	2026	2025
Net cash provided by operating activities	$135,242	$151,810	$113,339	$248,581	$239,545
Add: Capital expenditures, net of proceeds from sales of assets	(122,900)	(141,849)	(161,558)	(284,458)	(301,010)

Free cash flow	$12,342	$9,961	$(48,219)	$(35,877)	$(61,465)

Cash paid for acquisition related costs (1)	-	30,635	-	-	40,816

Adjusted free cash flow	$12,342	$40,596	$(48,219)	$(35,877)	$(20,649)

(1) Cash paid related to the Parker Drilling acquisition

Adjusted free cash flow represents net cash provided by operating activities less cash used for capital expenditures, net of proceeds from sales of assets, and before cash paid for acquisition related costs. Management believes that adjusted free cash flow is an important liquidity measure for the company and that it is useful to investors and management as a measure of the company’s ability to generate cash flow, after reinvesting in the company for future growth, that could be available for paying down debt or other financing cash flows, such as dividends to shareholders. Adjusted free cash flow does not represent the residual cash flow available for discretionary expenditures. Adjusted free cash flow is a non-GAAP financial measure that should be considered in addition to, not as a substitute for or superior to, cash flow from operations reported in accordance with GAAP.

NABORS INDUSTRIES LTD. AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURES

RECONCILIATION OF QUAIL TOOLS  FINANCIAL MEASURES

(Unaudited)

Three months ended
June 30,
(In thousands)	2025
Drilling Solutions operating revenues	$170,283
Less: remaining Drilling Solutions business	(107,701)
Quail Tools operating revenues	$62,582

Drilling Solutions adjusted operating income (loss)	$50,365
Less: remaining Drilling Solutions business	(24,075)
Quail Tools adjusted operating income (loss)	$26,290
Quail Tools depreciation and amortization	10,722
Quail Tools adjusted EBITDA	$37,012